UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 260-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2016, the Board of Directors of Retrophin, Inc. (the “Company”) approved the following equity awards pursuant to the Company’s 2015 Equity Incentive Plan:

•	Stock option awards (the “Options”) to Stephen Aselage, Laura Clague and Alvin Shih to purchase 160,000, 60,000 and 60,000 shares of the Company’s common stock, respectively, at an exercise price equal to $16.23 per share, the closing price of the Company’s common stock on the date of grant. The Options vest in equal quarterly installments over a three year period following their date of grant.

•	Performance-based restricted stock unit awards (the “PRSUs”) to Stephen Aselage, Laura Clague and Alvin Shih covering 40,000, 15,000 and 15,000 shares of the Company’s common stock, respectively. The PRSUs vest in full upon the later of (i) 12 months from their date of grant or (ii) the Company’s acquisition of a new product or product candidate meeting certain specified conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: May 25, 2016	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer